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As filed with the Securities and Exchange Commission on July 20, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTRABIOTICS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3200380
(State of Incorporation)	(I.R.S. Employer Identification No.)

1245 Terra Bella Avenue
Mountain View, CA 94043
(Address of principal executive offices)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full title of the plans)

Kenneth J. Kelley
President and Chief Executive Officer
IntraBiotics Pharmaceuticals, Inc.
1245 Terra Bella Avenue
Mountain View, CA 94043
(650) 526 - 6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones
Laura A. Berezin
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843 - 5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	1,683,910 shares	$0.975	$1,641,812	$410

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 16, 2001 as reported on the Nasdaq Stock Market.

    The chart below details the calculations of the registration fee:

Securities	Number of Shares	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price

Shares issuable pursuant to the 2000 Equity Incentive Plan	1,634,623	$0.975	$1,593,757
Shares issuable pursuant to the 2000 Employee Stock Purchase Plan	49,287	$0.975	$ 48,055
Proposed Maximum Offering Price			$1,641,812
Registration Fee			$ 410

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-40524

    The contents of Registration Statement on Form S-8 (No. 333-40524) filed with the Securities and Exchange Commission on June 30, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1		2000 Equity Incentive Plan and related documents.
99.2	*	2000 Employee Stock Purchase Plan and related documents.

*
Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-95461), filed with the SEC on January 27, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 20, 2001.

INTRABIOTICS PHARMACEUTICALS, INC.
By:	/s/ Kenneth J. Kelley Kenneth J. Kelley Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Kelley and Gary Titus, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH J. KELLEY KENNETH J. KELLEY	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)	July 20, 2001
/s/ GARY TITUS GARY TITUS	Sr. Director of Finance (Principal Financial Officer and Accounting Officer)	July 20, 2001
/s/ JANE E. SHAW JANE E. SHAW	Director	July 20, 2001
/s/ MICHAEL F. BIGHAM MICHAEL F. BIGHAM	Director	July 20, 2001
/s/ FRITZ BUHLER FRITZ BUHLER	Director	July 20, 2001
/s/ KATHLEEN D. LAPORTE KATHLEEN D. LAPORTE	Director	July 20, 2001
/s/ GARY A. LYONS GARY A. LYONS	Director	July 20, 2001
/s/ LIZA PAGE NELSON LIZA PAGE NELSON	Director	July 20, 2001

/s/ JOHN M. PADFIELD JOHN M. PADFIELD	Director	July 20, 2001
/s/ JACK S. REMINGTON JACK S. REMINGTON	Director	July 20, 2001

EXHIBIT INDEX

Exhibit Number		Description
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1		2000 Equity Incentive Plan and related documents.
99.2	*	2000 Employee Stock Purchase Plan and related documents.

*
Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-95461), filed with the SEC on January 27, 2000.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-40524
EXHIBITS
SIGNATURES
EXHIBIT INDEX